                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-88744, 33-88745, 33-88746, 33-88748, and
333-70653) of NAHC, Inc. of our report dated September 27, 2000, which report includes an explanatory paragraph addressing matters which raise substantial doubt about the Company's ability to continue as a going concern, relating to the consolidated financial statements and financial statement schedule, which appears on page 49 in this Form 10-K.


PricewaterhouseCoopers LLP

Philadelphia, PA
September 28, 2000